Exhibit 99.2
CRANE CO.
Income Statement Data
(in millions, except per share data)

	Three Months Ended
	March 31,
	2015	2014
Net Sales:
Fluid Handling	$275.5	$310.8
Payment & Merchandising Technologies	171.9	169.1
Aerospace & Electronics	161.6	169.0
Engineered Materials	69.7	67.9
Total Net Sales	$678.8	$716.8

Operating Profit (Loss):
Fluid Handling	$34.3	$44.5
Payment & Merchandising Technologies	21.1	7.4
Aerospace & Electronics	30.1	32.6
Engineered Materials	14.3	10.8
Corporate	(13.7)	(13.9)
Total Operating Profit	86.0	81.4

Interest Income	0.5	0.4
Interest Expense	(9.9)	(9.8)
Miscellaneous- Net	(0.3)	(0.2)
Income Before Income Taxes	76.3	71.8
Provision for Income Taxes	24.9	22.9
Net income before allocation to noncontrolling interests	51.3	48.9
Less: Noncontrolling interest in subsidiaries' earnings	0.3	0.2
Net income attributable to common shareholders	$51.1	$48.7

Share Data:
Earnings per Diluted Share	$0.87	$0.82

Average Diluted Shares Outstanding	58.9	59.5
Average Basic Shares Outstanding	58.1	58.5

Supplemental Data:
Cost of Sales	$440.0	$458.0
Selling, General & Administrative	148.3	157.9
Repositioning Charges (see non-GAAP measures)	2.6	6.1
Acquisition Related Charges (see non-GAAP measures)	1.8	13.5
Depreciation and Amortization *	16.5	21.8
Stock-Based Compensation Expense *	5.8	5.6

* Amount included within cost of sales and selling, general & administrative costs.

CRANE CO.
Condensed Balance Sheets
(in millions)

	March 31, 2015	December 31, 2014
ASSETS
Current Assets
Cash and Cash Equivalents	$296.9	$346.3
Accounts Receivable, net	436.2	410.9
Current Insurance Receivable - Asbestos	20.5	20.5
Inventories, net	377.6	369.7
Other Current Assets	51.5	47.8
Total Current Assets	1,182.7	1,195.2

Property, Plant and Equipment, net	281.1	290.3
Long-Term Insurance Receivable - Asbestos	123.8	126.8
Other Assets	625.6	647.3
Goodwill	1,174.0	1,191.3

Total Assets	$3,387.3	$3,450.8

LIABILITIES AND EQUITY
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$127.5	$100.8
Accounts Payable	210.7	228.8
Current Asbestos Liability	79.0	79.0
Accrued Liabilities	228.5	225.8
Income Taxes	15.9	5.6
Total Current Liabilities	661.6	640.0

Long-Term Debt	749.2	749.2
Long-Term Deferred Tax Liability	43.0	46.3
Long-Term Asbestos Liability	520.9	534.5
Other Liabilities	390.4	410.1

Total Equity	1,022.3	1,070.6

Total Liabilities and Equity	$3,387.3	$3,450.8

CRANE CO.
Condensed Statements of Cash Flows
(in millions)

	Three Months Ended March 31,
	2015	2014
Operating Activities:
Net income attributable to common shareholders	$51.1	$48.7
Noncontrolling interest in subsidiaries' earnings	0.3	0.2
Net income before allocations to noncontrolling interests	51.3	48.9
Restructuring - Non Cash	0.2	0.4
Depreciation and amortization	16.5	21.8
Stock-based compensation expense	5.8	5.6
Defined benefit plans and postretirement expense	(1.6)	(2.9)
Deferred income taxes	4.3	4.7
Cash used for operating working capital	(57.1)	(69.3)
Defined benefit plans and postretirement contributions	(3.0)	(4.8)
Environmental payments, net of reimbursements	(4.1)	(2.7)
Other	(13.4)	(7.7)
Subtotal	(0.9)	(6.0)
Asbestos related payments, net of insurance recoveries	(10.7)	(12.9)
Total used for operating activities	(11.6)	(18.9)

Investing Activities:
Capital expenditures	(10.2)	(9.4)
Proceeds from disposition of capital assets	1.4	0.2
Total used for investing activities	(8.8)	(9.2)

Financing Activities:
Dividends paid	(19.1)	(17.6)
Reacquisition of shares on open market	(25.0)	—
Stock options exercised - net of shares reacquired	6.7	3.8
Excess tax benefit from stock-based compensation	0.9	5.1
Proceeds from (repayment of) credit facility	(100.0)	18.0
Proceeds from issuance of commercial paper	126.7	—
Total provided by (used for) financing activities	(9.9)	9.3

Effect of exchange rate on cash and cash equivalents	(19.0)	(1.6)
Decrease in cash and cash equivalents	(49.3)	(20.4)
Cash and cash equivalents at beginning of period	346.3	270.6
Cash and cash equivalents at end of period	$296.9	$250.3

CRANE CO.
Order Backlog
(in millions)

	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Fluid Handling *	$304.3	$311.0	$349.6	$369.5	$350.7
Payment & Merchandising Technologies	68.1	68.3	58.8	69.9	58.8
Aerospace & Electronics	446.1	422.1	404.8	396.8	397.5
Engineered Materials	18.6	16.7	14.4	17.0	16.6
Total Backlog	$837.2	$818.1	$827.7	$853.2	$823.7

* Includes order backlog of $5.4 million at March 31, 2014 pertaining to a business divestiture in June 2014.

CRANE CO.
Non-GAAP Financial Measures
(in millions, except per share data)

	Three Months Ended March 31,		Percent Change March 31, 2015
	2015	2014	Three Months
INCOME ITEMS
Net Sales	$678.8	$716.8	(5.3)%

Operating Profit	86.0	81.4	5.7%
Percentage of Sales	12.7%	11.4%

Special Items impacting Operating Profit:
MEI Acquisition related inventory and backlog amortization	—	4.8
MEI Acquisition related integration costs	1.6	4.4
MEI Acquisition related restructuring costs	0.1	4.3
Repositioning charges	2.6	6.1
Operating Profit before Special Items	$90.4	$100.9	(10.4)%

Percentage of Sales	13.3%	14.1%

Net Income Attributable to Common Shareholders	$51.1	$48.7
Per Share	$0.87	$0.82	5.9%

Special Items impacting Net Income Attributable to Common Shareholders:

MEI Acquisition related inventory and backlog amortization - Net of Tax	—	3.0
Per Share		$0.05

MEI Acquisition related integration charges - Net of Tax	1.1	3.2
Per Share	$0.02	$0.05

MEI Acquisition related restructuring charges - Net of Tax	0.1	3.0
Per Share	$0.00	$0.05

Repositioning Charges - Net of Tax	1.8	4.3
Per Share	$0.03	$0.07

Net Income Attributable To Common Shareholders Before Special Items	$54.1	$62.2	(13.1)%
Per Share	$0.92	$1.05	(12.1)%

CRANE CO.
Guidance
(in millions, except per share data)

	2015 Full Year Guidance
2015 Earnings Per Share Guidance	Low	High
Earnings Per Share - GAAP basis	$4.17	$4.37
MEI acquisition related integration and restructuring costs - Net of Tax	0.08	0.08
Anticipated facility repositioning actions - Net of Tax	0.05	0.05
Earnings Per Share - Non-GAAP basis	$4.30	$4.50

	Three Months Ended March 31,		2015 Full Year Guidance
	2015	2015	Low	High
CASH FLOW ITEMS
Cash Provided by (used for) Operating Activities
before Asbestos - Related Payments	$(0.9)	$(6.0)	$318.5	$328.5
Asbestos Related Payments, Net of Insurance Recoveries	(10.7)	(12.9)	(63.5)	(53.5)
Cash Provided by (used for) Operating Activities	(11.6)	(18.9)	255.0	275.0
Less: Capital Expenditures	(10.2)	(9.4)	(55.0)	(45.0)
Free Cash Flow	$(21.8)	$(28.3)	$200.0	$230.0

Certain non-GAAP measures have been provided to facilitate comparison with the prior year.
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance.

In addition, Free Cash Flow provides supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of Free Cash Flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company's long-term debt. Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.